EXHIBIT NO. 4(i)
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                       SPECIMEN CERTIFICATE OF COMMON STOCK
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NUMBER                              [ LOGO ]                              SHARES


               INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                             SLS INTERNATIONAL, INC.
                     75,000 SHARES WITH A PAR VALUE OF $.001



This Certifies that ___________________________________ is the owner of fully paid and non-assessable Shares of the Capital Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ___________ day of ________________________, 20_____.



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          SECRETARY                                         PRESIDENT


















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